Exhibit 99.1

SOUTHSIDE BANCSHARES, INC.
ANNOUNCES THIRD QUARTER EARNINGS
NASDAQ Global Select Market Symbol - "SBSI"

Tyler, Texas (November 8, 2007) Southside Bancshares, Inc. (“Southside” or the “Company”) today reported its financial results for the three and nine months ended September 30, 2007.

Southside reported net income of $3.5 million for the three months ended September 30, 2007, a decrease of $552,000, or 13.6%, when compared to $4.1 million for the same period in 2006.

Net income for the nine months ended September 30, 2007, increased $1.0 million to $11.9 million from $10.8 million, or 9.5%, for the same period in 2006.

B. G. Hartley, Chairman and Chief Executive Officer, stated “The third quarter, while not as financially rewarding as comparable quarters, could turn out to be one of the more memorable quarters for Southside.  The decrease in third quarter 2007 net income is largely due to an increase in provision for loan losses of $394,000, primarily a result of loan growth during the quarter and a decrease of $128,000 in the gain on sales of securities available for sale.  Our earnings for the nine months ended September 30, 2007 remain well ahead of last year as net income increased $1.0 million when compared to the same period in 2006.  During the third quarter, we announced the acquisition, through our wholly-owned subsidiary Southside Bank, of a 50 percent interest in Southside Financial Group, LLC. (“SFG”).  SFG will buy consumer loans secured by automobiles, primarily through the purchase of existing automobile portfolios from lenders throughout the United States.  In addition to our investment in SFG, we issued $35 million of trust preferred securities, through two subsidiary trusts, to fund our acquisition of Fort Worth Bancshares, Inc., which we completed on October 10, 2007.  This acquisition expands our footprint into the dynamic markets of Fort Worth, Arlington and Austin and is a tremendous opportunity which should significantly enhance our overall franchise value.”

“During the third quarter we also opened our sixth full service grocery store branch in our largest market area, the city of Tyler,” stated B. G. Hartley.  "We continue to make investments with a focus on long-term shareholder value.  While some of these investments will negatively impact short-term earnings, we believe the long-term potential franchise value and benefits associated with these investments will significantly outweigh the costs.  In summary, we believe this quarter will prove to be a significant and memorable quarter for both our shareholders and Southside.”

Earnings per fully diluted share decreased $0.04, or 13.3%, to $0.26 for the three months ended September 30, 2007,  when compared to $0.30 for the same period in 2006.  Earnings per fully diluted share increased $0.07, or 8.6%, to $0.88 for the nine months ended September 30, 2007, compared to $0.81 for the same period in 2006.

The return on average shareholders’ equity for the nine months ended September 30, 2007 increased to 13.68%, compared to 13.26%, for the same period in 2006.  The annual return on average assets increased to 0.86%, for the nine months ended September 30, 2007, compared to 0.78%, for the same period in 2006.

Loan and Deposit Growth

The Company experienced solid loan growth during the three months ended September 30, 2007, as loans increased $26.8 million, or 3.5%, to $795.6 million from $768.7 million at June 30, 2007.  During the third quarter SFG purchased approximately $11.4 million of automobile portfolios which are reflected in loans to individuals.  Loan growth during 2007 occurred primarily in construction loans, loans to individuals, commercial loans, and municipal loans.  The consistent growth in loans is significant given the increasing competition in the Texas banking markets we serve.

Commenting on the loan growth, B. G. Hartley said, “Our footprint in Texas has continued to expand over the past several years through the opening of branches in strategic market areas.  Positioning for future success remains a central part of our business strategy.  We believe the Fort Worth Bancshares, Inc. and SFG acquisitions dovetail nicely into this strategy, and we expect these acquisitions to result in future loan growth.”

During the three months ended September 30, 2007, deposits increased $18.0 million, or 1.3%, to $1.35 billion from $1.34 billion at June 30, 2007.  The overall growth in deposits during the three months ended September 30, 2007 resulted from our expanding branch network and continued market penetration.  Price-related competition for deposits has intensified.  While the Company has attempted to maintain a disciplined deposit pricing strategy, the current competitive environment could pressure the net interest margin in the coming quarters.

Net Interest Income

Net interest income decreased $127,000, or 1.2%, to $10.2 million for the three months ended September 30, 2007, when compared to $10.4 million for the same period in 2006.  Net interest income decreased $1.1 million, or 3.6%, to $30.3 for the nine months ended September 30, 2007, when compared to $31.5 million for the same period in 2006  The slight increase in our net interest margin reflects the volume changes combined with the rate changes.  The decrease in our net interest spread reflects an increase in the average short-term borrowing rates that exceeded the increase in the yields on the average earning assets.  For the three months ended September 30, 2007 when compared to the same period in 2006, the Company’s net interest spread decreased to 1.65%, from 1.75%, while during the same periods the net interest margin increased slightly to 2.52% from 2.51%.  Compared to the previous quarter, the net interest margin and net interest spread decreased to 2.52% and 1.65%, respectively, for the three months ended September 30, 2007 from 2.57% and 1.71% for the three months ended June 30, 2007.  This was due in part to an increase in leverage at a lower net interest margin and spread and the issuance of trust preferred securities in mid August 2007 related to our acquisition in mid October 2007.

Net Income for the Three Months and Nine Months

The decrease in net income for the three months ended September 30, 2007 was primarily a result of the increase in the provision for loan loss and noninterest expense.  The increase in net income for the nine months ended September 30, 2007 was primarily attributable to an increase in noninterest income and a decrease in income tax expense.  Noninterest income, excluding gain on sale of available for sale securities, increased $345,000, or 5.8%, and $1.9 million, or 11.1%, for the three and nine months ended September 30, 2007, compared to the same periods in 2006.  The increase in noninterest income was primarily the result of increases in deposit services income, trust income, and other income.  Income tax expense decreased $174,000, or 15.1%, and $337,000, or 11.9%, for the three and nine months ended September 30, 2007, when compared to the same periods in 2006.  The decrease in income tax expense was the result of a one-time state tax credit resulting from a change in Texas tax law during the second quarter ended June 30, 2007, related to the new Texas margin tax.  The one-time tax credit was $779,000, which was partially offset by an increase in our estimated margin tax of $183,000, net of federal income tax.  Provision for loan losses increased $394,000, or 174.3%, for the three months ended September 30, 2007, compared to the same period in 2006 primarily as a result of the increase in loans and the investment in the automobile loan portfolios.

Noninterest expense increased $422,000, or 3.8%, and $117,000, or 0.3%, for the three and nine months ended September 30, 2007, compared to the same periods in 2006.  The increase in noninterest expense for the three months ended September 30, 2007 was primarily a result of an increase in salaries and employee benefits of $298,000, or 4.3%, compared to the same period in 2006, primarily the result of an increase in health claims, an increase in salary expense associated with the addition of Southside Financial Group during August, which was partially offset by a decrease in defined benefit expense.

About Southside Bancshares, Inc.

Southside Bancshares, Inc. is a bank holding company with approximately $1.9 billion in assets that owns 100% of Southside Bank.  Southside Bank currently has 36 banking centers in East Texas and operates a network of 41 ATMs.

To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/investor.  Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website.  Questions or comments may be directed to Susan Hill at (903) 531-7220, or susanh@southside.com.

Forward-Looking Statements

Certain statements of other than historical fact that are contained in this document and in written material, press releases and oral statements issued by or on behalf of the Company, a bank holding company, may be considered to be “forward-looking statements” within the meaning of and subject to the protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as "expect," "estimate," "project," "anticipate," “appear,” "believe," "could," "should," "may," "intend," "probability," "risk," "target," "objective," "plans," "potential," and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions of the effect of the Company’s expansion, including expectations of the costs and profitability of such expansion, trends in asset quality and earnings from growth, and certain market risk disclosures are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.  As a result, actual income gains and losses could materially differ from those that have been estimated.

Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 under “Forward-Looking Information” and Item 1A. “Risk Factors,” and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

	At	At	At
	September 30,	December 31,	September 30,
	2007	2006	2006
	(dollars in thousands)
	(unaudited)

Selected Financial Condition Data (at end of period):

Total assets	$1,904,029	$1,890,976	$1,881,291
Loans	795,588	759,147	741,534
Allowance for loan losses	7,668	7,193	7,354
Mortgage-backed and related securities:
Available for sale, at estimated fair value	665,244	643,164	656,787
Held to maturity, at cost	197,798	226,162	236,259
Investment securities:
Available for sale, at estimated fair value	87,671	98,952	85,679
Held to maturity, at cost	1,354	1,351	1,349
Federal Home Loan Bank stock, at cost	17,004	25,614	26,308
Deposits	1,354,323	1,282,475	1,210,881
Long-term obligations	149,795	149,998	164,887
Shareholders’ equity	123,096	110,604	116,649
Nonperforming assets	2,177	2,110	2,599
Nonaccrual loans	1,307	1,333	1,213
Loans 90 days past due	466	128	625
Restructured loans	167	220	223
Other real estate owned	172	351	441
Repossessed assets	65	78	97

Asset Quality Ratios:
Nonaccruing loans to total loans	0.16%	0.18%	0.16%
Allowance for loan losses to nonaccruing loans	586.69	539.61	606.27
Allowance for loan losses to nonperforming assets	352.23	340.90	282.95
Allowance for loan losses to total loans	0.96	0.95	0.99
Nonperforming assets to total assets	0.11	0.11	0.14
Net charge-offs to average loans	0.08	0.14	0.13

Capital Ratios:
Shareholders’ equity to total assets	6.47	5.85	6.20
Average shareholders’ equity to average total assets	6.28	5.99	5.91

LOAN PORTFOLIO COMPOSITION

The following table sets forth loan totals by category for the periods presented:

	At	At	At
	September 30,	December 31,	September 30,
	2007	2006	2006
		(in thousands)
		(unaudited)
Real Estate Loans:
Construction	$56,714	$39,588	$35,717
1-4 Family Residential	225,381	227,354	226,128
Other	178,847	181,047	176,636
Commercial Loans	125,809	118,962	114,090
Municipal Loans	110,084	106,155	100,994
Loans to Individuals	98,753	86,041	87,969
Total Loans	$795,588	$759,147	$741,534

	At or for the		At or for the
	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2007	2006	2007	2006
	(dollars in thousands)		(dollars in thousands)
	(unaudited)		(unaudited)

Selected Operating Data:
Total interest income	$25,475	$25,101	$75,052	$71,595
Total interest expense	15,240	14,739	44,730	40,127
Net interest income	10,235	10,362	30,322	31,468
Provision for loan losses	620	226	954	955
Net interest income after provision for loan losses	9,615	10,136	29,368	30,513
Noninterest income
Deposit services	4,274	4,036	12,472	11,452
Gain on sale of securities available for sale	126	254	561	478
Gain on sale of loans	424	521	1,493	1,363
Trust income	522	423	1,562	1,230
Bank owned life insurance income	273	260	805	769
Other	784	692	2,310	1,959
Total noninterest income	6,403	6,186	19,203	17,251
Noninterest expense
Salaries and employee benefits	7,242	6,944	21,644	21,674
Occupancy expense	1,261	1,224	3,619	3,598
Equipment expense	268	239	738	667
Advertising, travel & entertainment	363	366	1,233	1,290
ATM and debit card expense	247	254	743	699
Director fees	126	131	394	443
Supplies	151	152	487	504
Professional fees	413	373	964	1,006
Postage	165	155	468	460
Telephone and communications	193	175	577	529
Other	1,113	1,107	3,367	3,247
Total noninterest expense	11,542	11,120	34,234	34,117
Income before income tax expense	4,476	5,202	14,337	13,647
Provision for income tax expense	976	1,150	2,487	2,824
Net income	$3,500	$4,052	$11,850	$10,823

Common share data:
Weighted-average basic shares outstanding	13,091	12,896	13,036	12,852
Weighted-average diluted shares outstanding	13,454	13,394	13,437	13,351
Net income per common share
Basic	$0.27	$0.31	$0.91	$0.84
Diluted	0.26	0.30	0.88	0.81
Book value per common share	-	-	9.39	9.03
Cash dividend declared per common share	0.12	0.11	0.35	0.33

Selected Performance Ratios:
Return on average assets	0.75%	0.86%	0.86%	0.78%
Return on average shareholders’ equity	11.75	14.67	13.68	13.26
Average yield on interest earning assets	6.00	5.81	5.97	5.70
Average yield on interest bearing liabilities	4.35	4.06	4.30	3.79
Net interest spread	1.65	1.75	1.67	1.91
Net interest margin	2.52	2.51	2.52	2.61
Average interest earnings assets to average interest bearing liabilities	125.22	123.12	124.66	122.82
Noninterest expense to average total assets	2.47	2.35	2.48	2.47
Efficiency ratio	66.45	64.66	66.63	67.12

	AVERAGE BALANCES AND YIELDS
	(dollars in thousands)
	(unaudited)
	Nine Months Ended
	September 30, 2007			September 30, 2006
	AVG BALANCE	INTEREST	AVG YIELD	AVG BALANCE	INTEREST	AVG YIELD
ASSETS
INTEREST EARNING ASSETS:
Loans (1) (2)	$770,653	$39,937	6.93%	$713,764	$35,564	6.66%
Loans Held For Sale	3,857	149	5.16%	4,783	191	5.34%
Securities:
Investment Securities (Taxable)(4)	54,444	2,004	4.92%	55,865	1,906	4.56%
Investment Securities (Tax-Exempt)(3)(4)	41,831	2,221	7.10%	44,793	2,389	7.13%
Mortgage-backed and Related Securities (4)	839,505	32,079	5.11%	887,269	32,907	4.96%
Total Securities	935,780	36,304	5.19%	987,927	37,202	5.03%
Federal Home Loan Bank stock and other investments, at cost	20,071	945	6.29%	28,467	1,046	4.91%
Interest Earning Deposits	586	26	5.93%	703	24	4.56%
Federal Funds Sold	2,102	80	5.09%	1,038	37	4.77%
Total Interest Earning Assets	1,733,049	77,441	5.97%	1,736,682	74,064	5.70%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	41,898			43,823
Bank Premises and Equipment	34,374			33,420
Other Assets	43,046			41,307
Less: Allowance for Loan Loss	(7,326)			(7,212)
Total Assets	$1,845,041			$1,848,020
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$51,825	505	1.30%	$50,806	479	1.26%
Time Deposits	547,659	20,055	4.90%	450,543	14,340	4.26%
Interest Bearing Demand Deposits	396,075	9,421	3.18%	350,740	6,965	2.66%
Total Interest Bearing Deposits	995,559	29,981	4.03%	852,089	21,784	3.42%
Short-term Interest Bearing Liabilities	269,344	9,771	4.85%	380,764	12,236	4.30%
Long-term Interest Bearing Liabilities – FHLB Dallas	97,662	3,315	4.54%	160,517	4,864	4.05%
Long-term Debt (5)	27,662	1,663	8.04%	20,619	1,243	7.95%
Total Interest Bearing Liabilities	1,390,227	44,730	4.30%	1,413,989	40,127	3.79%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	319,854			313,043
Other Liabilities	19,178			11,827
Total Liabilities	1,729,259			1,738,859
SHAREHOLDERS’ EQUITY	115,782			109,161
Total Liabilities and Shareholders’ Equity	$1,845,041			$1,848,020
NET INTEREST INCOME		$32,711			$33,937
NET YIELD ON AVERAGE EARNING ASSETS			2.52%			2.61%
NET INTEREST SPREAD			1.67%			1.91%

(1)  Interest on loans includes fees on loans that are not material in amount.
(2)  Interest income includes taxable-equivalent adjustments of $1,705 and $1,710 for the nine months ended September 30, 2007 and 2006, respectively.
(3)  Interest income includes taxable-equivalent adjustments of $684 and $759 for the nine months ended September 30, 2007 and 2006, respectively.
(4)  For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.
(5)  Represents junior subordinated debentures issued by Southside Bancshares, Inc. to Southside Statutory Trust III, IV, and V in connection with the issuance by Southside Statutory Trust III of $20 million of trust preferred securities, Southside Statutory Trust IV of $22.5 million of trust preferred securities and Southside Statutory Trust V of $12.5 million of trust preferred securities.

Note: As of September 30, 2007 and 2006, loans totaling $1,307 and $1,213, respectively, were on nonaccrual status.  The policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

	AVERAGE BALANCES AND YIELDS
	(dollars in thousands)
	(unaudited)
	Three Months Ended
	September 30, 2007			September 30, 2006
	AVG BALANCE	INTEREST	AVG YIELD	AVG BALANCE	INTEREST	AVG YIELD
ASSETS
INTEREST EARNING ASSETS:
Loans (1) (2)	$777,509	$13,678	6.98%	$731,345	$12,612	6.84%
Loans Held For Sale	3,804	53	5.53%	5,054	74	5.81%
Securities:
Investment Securities (Taxable)(4)	44,743	552	4.89%	48,530	569	4.65%
Investment Securities (Tax-Exempt)(3)(4)	43,679	772	7.01%	44,398	798	7.13%
Mortgage-backed and Related Securities (4)	851,985	10,982	5.11%	912,751	11,521	5.01%
Total Securities	940,407	12,306	5.19%	1,005,679	12,888	5.08%
Federal Home Loan Bank stock and other investments, at cost	17,226	245	5.64%	27,309	352	5.11%
Interest Earning Deposits	655	9	5.45%	726	7	3.83%
Federal Funds Sold	2,028	28	5.48%	1,718	22	5.08%
Total Interest Earning Assets	1,741,629	26,319	6.00%	1,771,831	25,955	5.81%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	40,381			39,685
Bank Premises and Equipment	35,204			33,197
Other Assets	42,431			40,230
Less: Allowance for Loan Loss	(7,381)			(7,356)
Total Assets	$1,852,264			$1,877,587
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$51,846	171	1.31%	$51,089	167	1.30%
Time Deposits	561,382	6,983	4.94%	484,344	5,513	4.52%
Interest Bearing Demand Deposits	402,884	3,237	3.19%	336,778	2,446	2.88%
Total Interest Bearing Deposits	1,016,112	10,391	4.06%	872,211	8,126	3.70%
Short-term Interest Bearing Liabilities	247,088	3,049	4.90%	403,981	4,649	4.57%
Long-term Interest Bearing Liabilities – FHLB Dallas	86,147	997	4.59%	142,352	1,519	4.23%
Long-term Debt (5)	41,518	803	7.67%	20,619	445	8.44%
Total Interest Bearing Liabilities	1,390,865	15,240	4.35%	1,439,163	14,739	4.06%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	323,130			315,404
Other Liabilities	20,134			13,427
Total Liabilities	1,734,129			1,767,994
SHAREHOLDERS’ EQUITY	118,135			109,593
Total Liabilities and Shareholders’ Equity	$1,852,264			$1,877,587
NET INTEREST INCOME		$11,079			$11,216
NET YIELD ON AVERAGE EARNING ASSETS			2.52%			2.51%
NET INTEREST SPREAD			1.65%			1.75%

(1)  Interest on loans includes fees on loans that are not material in amount.
(2)  Interest income includes taxable-equivalent adjustments of $597 for both of the three month periods ended September 30, 2007 and 2006, respectively.
(3)  Interest income includes taxable-equivalent adjustments of $247 and $257 for the three months ended September 30, 2007 and 2006, respectively.
(4)  For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.
(5)  Represents junior subordinated debentures issued by Southside Bancshares, Inc. to Southside Statutory Trust III, IV, and V in connection with the issuance by Southside Statutory Trust III of $20 million of trust preferred securities, Southside Statutory Trust IV of $22.5 million of trust preferred securities and Southside Statutory Trust V of $12.5 million of trust preferred securities.

Note: As of September 30, 2007 and 2006, loans totaling $1,307 and $1,213, respectively, were on nonaccrual status.  The policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.